Exhibit 10.24

Termination of Consulting Agreement

This Termination of Consulting Agreement (this “Termination Agreement”) is effective as of the Effective Date (as the term is defined in this Termination Agreement), by and between Retension Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and CRS Capital Ventures I, LLC (“Consultant”, and together with the Company, the “Parties” and each, a “Party”).

WHEREAS, the Company and Advisor entered into that certain Consulting Agreement, dated August 1, 2025 (the “Consulting Agreement”); and

WHEREAS, the Parties desire to correct certain errors in the Consulting Agreement, followed by the termination of the Consulting Agreement as corrected, with such termination being effective as the Effective Date.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Acknowledgement of Scrivener’s Errors and Amendments to Consulting Agreement.

(a) First Paragraph of the Consulting Agreement. The Parties hereby agree and acknowledge that the reference to “Response Pharmaceuticals, Inc.” in the first paragraph of the Consulting Agreement is a scrivener’s error, and that the first paragraph of the Consulting Agreement is hereby amended so that “Response Pharmaceuticals, Inc.” is replaced by “Retension Pharmaceuticals, Inc.”

(b) Section 4.1 of the Consulting Agreement. The Parties hereby agree and acknowledge that the reference to an option in Section 4.1 of the Consulting Agreement is a scrivener’s error, and should have instead reference a warrant exercisable for 300,000 shares of Common Stock of the Company (the “Common Stock”) which warrant the Company issued to the Consultant on September 26, 2025. Section 4.1 of the Consulting Agreement is hereby amended and restated in its entirety as follows:

“4.1 Equity Award. In further consideration of the Services to be rendered to the Company by Consultant hereunder, and subject to the approval of the Company’s Board of Directors, the Company shall issue to Consultant a warrant (the “Warrant”) exercisable for 300,000 shares of the Common Stock of the Company (the “Common Stock”), which Warrant shall have an exercise price equal to the fair market value of the Common Stock on the date of grant and shall vest in thirty-six (36) equal monthly installments commencing on the Effective Date.”

2. Acknowledgment of Outstanding Amounts Under the Consulting Agreement. The Parties hereby agree and acknowledge that, other than the Warrant as defined in the amended Section 4.1 of the Consulting Agreement, there is no compensation, fees or other amounts due and owing to Consultant under the Consulting Agreement as of the Effective Date.

3. Termination. The Parties agree to terminate the Consulting Agreement as amended by the provisions of Section 1 hereof, effective immediately upon the closing of the Company’s first underwritten public offering of its Common Stock (the “IPO”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the IPO closing date shall be defined as the “Effective Date” with respect to this Termination Agreement, other than in connection with Section 1 hereof, which shall have an effective date as of the signing date identified on the signature page of this Termination Agreement. From and after the Effective Date, the Consulting Agreement shall have no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate, including without limitation, any obligation of the Company to make cash payments or to grant any equity in the Company to the Consultant.

4. Acceleration of Vesting. As contemplated in Section 5 of the Consulting Agreement, on the Effective Date, the unvested portion of the Warrant shall accelerate in full.

5. Entire Agreement; Amendments. This Termination Agreement sets forth the entire understanding of the Parties with respect to its subject matter. Any amendment or modification of this Termination Agreement or any waiver of any provision hereof shall be in writing signed by all of the Parties.

6. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

7. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assigns.

8. Counterparts. This Agreement may be executed electronically and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

WHEREFORE, the Parties have executed this Termination of Consulting Agreement, as of the date identified below.

COMPANY:

RETENSION PHARMACEUTICALS, INC.

By:	/s/ Eric Keller
Name:	Eric Keller
Title:	Chief Executive Officer

Date:	August 12, 2026

CONSULTANT:

CRS CAPITAL VENTURES I, LLC

By:	/s/ C.R. Sincock II
Name:	C.R. Sincock II
Title:	Manager

Date:	August 12, 2026

[Signature Page to Termination Agreement]

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